Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Reports Record Earnings for the year ended December 31, 2020 and Declares Increase in Quarterly Dividend

Morrisville, VT January 20, 2021 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months and year ended December 31, 2020. Net income was $3.8 million and $12.8 million for the three months and year ended December 31, 2020, resulting in earnings per share of $0.85 and $2.86 for the same periods, respectively.
The Board of Directors also declared a cash dividend of $0.33 per share for the quarter, an increase of 3.1% from the cash dividend of $0.32 paid in recent prior quarters, payable February 5, 2021 to shareholders of record as of February 1, 2021.
President and CEO David Silverman commented on the year end results, "As we look back at 2020, we thank our employees who have persevered through difficult times, handled unprecedented volumes of work, and adapted to new ways of interacting and collaborating with each other and our customers. We are pleased with our financial performance for 2020. The effective operation of the core business lines that are fundamental to our success have provided another solid year of earnings and growth for our shareholders."
Fourth Quarter Highlights
Consolidated net income increased $1.0 million, or 37.5%, to $3.8 million for the fourth quarter of 2020 compared to the fourth quarter of 2019 due to increases in net interest income of $383 thousand and noninterest income of $2.0 million, partially offset by increases in the provision for loan losses of $175 thousand, noninterest expenses of $764 thousand, and income taxes of $369 thousand.
Sales of qualifying residential loans to the secondary market for the fourth quarter of 2020 were $75.5 million resulting in gain on sales of $2.8 million, compared to sales of $56.6 million and gain on sales of $987 thousand for the fourth quarter of 2019.
Year-to-Date Highlights
Consolidated net income was $12.8 million, or $2.86 per share, compared to $10.6 million, or $2.38 per share, for the years ended December 31, 2020 and 2019, respectively. The increase in earnings from 2019 was due to increases of $1.3 million in net interest income and $5.5 million in noninterest income, partially offset by increases of $1.4 million in the provision for loan losses, $2.7 million in noninterest expenses, and $589 thousand in income tax expense.
A provision for loan losses of $2.2 million has been recorded for the year ended December 31, 2020 compared to $775 thousand for the year ended December 31, 2019. The increase in the provision is supported by the size and mix of the loan portfolio and management's assessment of the qualitative factors utilized to estimate the allowance for loan losses.

Total noninterest income amounted to $16.0 million and $10.5 million for the years ended December 31, 2020 and December 31, 2019, respectively, an increase of $5.5 million, or 53.1%. The increase is primarily due to an increase in the gain on sale of residential loans. Sales of qualifying residential loans amounted to $263.1 million for the year ended December 31, 2020 compared to $158.0 million for the same period in 2019.
Total noninterest expenses were $30.2 million for the year December 31, 2020 compared to $27.5 million for the same period in 2019. Increases of $1.4 million in salaries and wages, $370 thousand in employee benefits, $579 thousand in equipment expenses, and $363 thousand in other expenses occurred during the comparison periods. Salaries and wages increased during the comparison periods due to discretionary hiring of high value staff to allow continued growth in the franchise, higher residential loan volume resulting in higher commissions, and increases in discretionary one-time payments to employees.
Total assets increased to $1.1 billion as of December 31, 2020 from $872.9 million as of December 31, 2019, growth of $221.1 million, or 25.3%. Balance sheet growth was driven by origination of PPP loans and elevated levels of cash and investments caused by a surge in customer deposits. On balance sheet liquidity amounted to $117.4 million as of December 31, 2020 compared to $45.7 million as of December 31, 2019. The investment portfolio, including interest bearing deposits in banks, increased $24.9 million, or 26.3%, to $119.5 million as of December 31, 2020 from $94.6 million as of December 31, 2019. Outstanding loan balances were $803.2 million as of December 31, 2020 compared to $678.7 million as of December 31, 2019 an increase of $124.5 million, or 18.3%. Growth in all loan types occurred during 2020, and was accelerated by the origination of $69.8 million in Paycheck Protection Program, of which $66.2 million remains outstanding at December 31, 2020. Total deposits increased to $994.3 as of December 31, 2020 compared to $744.0 million as of December 31, 2019, an increase of $250.3 million, or 33.6%. Deposit growth was driven by federal stimulus to businesses and consumers and a shift in consumer spending habits in response to the COVID-19 pandemic.
The Company had total equity capital of $80.9 million with a book value per share of $18.05 as of December 31, 2020 compared to $71.8 million and $16.06 per share as of December 31, 2019.

Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, asset management services throughout northern Vermont and New Hampshire. Union Bank operates 20 banking offices, two loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.